Exhibit 99.1

For Immediate Release:
August 7, 2003

TRITON PCS POSTS STRONG 2ND-QUARTER REVENUE AND ADJUSTED EBITDA GROWTH
Adjusted EBITDA Grows 41.3% to $65.0 Million; Revenue Rises 12.8% to $206.5
Million;
Churn Drops to 2.07%; ARPU Rises to $56.51

Berwyn, Pa. – Triton PCS Holdings, Inc. (NYSE: TPC) today reported a 41.3% increase in second-quarter Adjusted EBITDA to a record $65.0 million, driven by a 12.8% rise in revenue to $206.5 million from continued subscriber and ARPU growth. The customer churn rate declined in the second quarter to 2.07% from 2.12% in the first quarter as a result of the company’s ongoing focus on attracting quality post-paid subscribers and providing outstanding customer care.

“We achieved record Adjusted EBITDA in the second quarter along with a solid expansion of our Adjusted EBITDA margin to 33% and solid growth in revenue, underscoring our commitment to deliver quality results,” said Michael E. Kalogris, Triton PCS chairman and chief executive officer. “These results were fueled by steady growth in subscriber and roaming revenue as well as our continued emphasis on cost control.”

In addition, Kalogris said, “Our successful debt refinancing has further strengthened our liquidity, resulting in interest savings and reinforcing our confidence in achieving positive free cash flow in 2004.” In June, the company issued $725 million in 8 1/2% senior notes, using the proceeds to repurchase its 11% subordinated notes as well as to repay amounts outstanding under its credit facility. “Taking into consideration the full redemption of the 11% notes completed in July, we now have approximately $245 million in cash and available credit, which includes a new $100 million revolving credit facility,” he said.

Kalogris said the company launched a new, multi-media advertising campaign in July aimed at punctuating the exclusive benefits of the SunCom UnPlan and to support additional UnPlan service offerings – a $79.95 UnPlan Gold and $99.95 UnPlan Platinum. “UnPlan continues to attract high-value customers because of its exceptional value proposition and has also contributed to ARPU growth and churn improvement,” he said.

In July, the company completed its rollout of commercial service of its GSM/GPRS network to all markets in the state of Virginia. In addition, the company has turned on its GSM/GPRS network in selected markets in North Carolina, South Carolina and Georgia to provide GSM/GPRS services to customers of its roaming partners. In conjunction with the expanded GSM/GPRS launch, the company introduced its first data-centric device – SunCom Hiptop, based on Danger Inc.’s Hiptop® Wireless Solution.

“We selected the SunCom Hiptop as our first data service offering for our new GSM/GPRS network because of its comprehensive feature set, innovative design and affordable price,” Kalogris said. The SunCom Hiptop is an all-in-one device that combines a mobile phone with data communication features such as Web browsing, email, AOL Instant Messenger, personal information management, games and an optional digital camera accessory. “In addition to the SunCom Hiptop, our customers have a wide choice of feature-rich GSM/GPRS handsets that support data applications,” he added.

Financial Highlights (Refer to Schedule 1 for Reconciliation of Non-GAAP Financial Measures)

Second quarter 2003 total revenue increased 12.8% year-over-year to $206.5 million, with service revenue increasing by 13.7% and roaming revenue rising 8.4%.

Adjusted EBITDA increased 43.4% from $45.3 million to $65.0 million sequentially and 41.3% compared with the second quarter of 2002. The company’s Adjusted EBITDA margin expanded to 33.3% in the quarter from 26.5% for the second quarter of 2002.

The company added 19,031 net new subscribers in the quarter, ending the quarter with 880,685 subscribers, a 15.3% increase from the second quarter of 2002.

The company’s bad debt as a percent of service revenue was 1.2%. Cash costs per user declined 8.0% year-over-year to $37.41 in the quarter. General and administrative cost controls were a significant contributor to the overall decline in cost per user as G&A per user declined 20.0% from the same period last year. Cost per gross addition was $440 in the second quarter versus $418 in the second quarter of 2002.

The company reported churn of 2.07%, its lowest level since the second quarter of 2002. The company expects churn to remain in the low 2% range for the full year of 2003.

ARPU increased nearly $3 from the first quarter to $56.51. The increase was driven by seasonally strong usage, full-quarter effect of certain price increases and higher ARPU of new subscribers.

Roaming minutes totaled 279.4 million for the quarter, representing an increase of 19.0% from the year-earlier period and 16.8% from the first quarter of 2003.

Capital expenditures of $26.9 million in the second quarter related to both the expansion of the company’s GSM/GPRS network as well as for capacity expansion of its TDMA network. The company’s full-year expectation for capital expenditures remains between $120 million and $140 million.

The company ended the quarter with $345.1 million of available liquidity, comprised of $245.1 million in cash and $100.0 million of undrawn borrowings under its credit facility.

Triton PCS, based in Berwyn, Pennsylvania, is an award-winning wireless carrier providing service in the Southeast. The company markets its service under the brand SunCom, a member of the AT&T Wireless Network. Triton PCS is licensed to operate a digital wireless network in a contiguous area covering 13.6 million people in Virginia, North Carolina, South Carolina, northern Georgia, northeastern Tennessee and southeastern Kentucky.

For more information on Triton PCS and its products and services, visit the company’s websites at: www.tritonpcs.com, and www.suncom.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release, including the facts and assumptions underlying such discussions, may be considered forward-looking statements could be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. These include uncertainties in the market, competition, legal and other risks detailed from time to time in the company’s SEC reports. The company assumes no obligation to update information in this release.

Contacts:
Greg Pollock (Investors)	Christine Davies (Media)
Phone: 610-722-4449	Phone: 610-722-4462
gpollock@tritonpcs.com	cdavies@tritonpcs.com

TRITON PCS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2002	2003	2002	2003

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Service	$128,226	$145,839	$243,759	$279,346
Roaming	45,508	49,323	80,634	92,094
Equipment	9,278	11,308	15,317	23,491

Total revenues	183,012	206,470	339,710	394,931

Expenses:
Costs of service	52,926	61,432	100,808	119,433
Cost of equipment	22,182	23,147	38,322	46,898
Selling, general and administrative	61,919	56,715	118,573	115,946
Termination benefits and other related charges	—	195	—	2,350
Non-cash compensation	5,260	12,268	10,608	17,506
Depreciation	31,974	35,774	62,094	70,298
Amortization	1,277	941	2,542	2,070

Income from operations	7,474	15,998	6,763	20,430
Interest expense, net of capitalized interest	(36,134)	(37,414)	(71,316)	(74,925)
Other expense	(2,880)	(3,613)	(913)	(2,898)
Debt extinguishment costs	—	(34,080)	—	(34,080)
Interest and other income	1,687	696	4,203	1,292

Loss before taxes	(29,853)	(58,413)	(61,263)	(90,181)
Income tax provision	(2,700)	(2,974)	(20,145)	(6,018)

Net loss	(32,553)	(61,387)	(81,408)	(96,199)
Accretion of preferred stock	(2,971)	(3,282)	(5,869)	(6,483)

Net loss applicable to common stockholders	($35,524)	($64,669)	($87,277)	($102,682)

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on derivative instruments	$(1,293)	$—	$762	$1,429
Plus: reclassification adjustment for losses included in net loss	—	4,030	—	4,030

Comprehensive loss applicable to common stockholders	(36,817)	(60,639)	(86,515)	(97,223)

Net loss per common share (basic and diluted)	($0.54)	($0.97)	($1.33)	($1.54)

Weighted average common shares outstanding (basic and diluted)	65,818,338	66,497,366	65,704,040	66,347,282

TRITON PCS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	June 30,
	2002	2003

ASSETS:	(unaudited)	(unaudited)
Current assets:
Cash and cash equivalents	$212,450	$245,121
Accounts receivable, net of allowance for doubtful accounts of $7,008 and $4,199, respectively	68,213	64,984
Accounts receivable – roaming partners	23,037	25,111
Inventory, net	28,510	16,499
Prepaid expenses	8,767	13,223
Other current assets	6,056	6,595

Total current assets	347,033	371,533
Property and equipment:
Land	377	377
Network infrastructure and equipment	1,004,323	1,069,536
Furniture, fixtures and computer equipment	89,208	92,525
Capital lease assets	8,454	8,454
Construction in progress	37,647	11,565

	1,140,009	1,182,457
Less accumulated depreciation	(343,506)	(411,759)

Net property and equipment	796,503	770,698
Intangible assets, net	395,249	491,050
Investment in and advances to non-consolidated entities	72,019	—
Other long-term assets	6,767	7,951

Total assets	$1,617,571	$1,641,232

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$57,758	$61,822
Bank overdraft liability	25,892	16,663
Accrued payroll and related expenses	16,282	9,034
Accrued expenses	5,999	9,696
Current portion of capital lease obligations	1,787	1,254
Current portion of bank credit facility	15,382	—
11% subordinated notes	—	102,339
Deferred revenue	19,548	21,404
Deferred gain on sale of property and equipment	1,190	1,190
Accrued interest	20,637	23,021
Other current liabilities	10,468	14,064

Total current liabilities	174,943	260,487
Long-term debt:
Capital lease obligations	964	453
Bank credit facility	192,579	—
8.50% senior notes	—	710,578

Senior long-term debt	193,543	711,031
11% subordinated notes	488,590	—
9.375% subordinated notes	339,495	339,934
8.75% subordinated notes	391,635	391,951

Total long-term debt	1,413,263	1,442,916
Deferred income taxes	35,609	40,692
Deferred revenue	3,051	4,023
Fair value of derivative instruments	23,819	—
Deferred gain on sale of property and equipment	27,072	26,477

Total liabilities	1,677,757	1,774,595
Commitments and contingencies	—	—
Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,000,000 shares authorized; 786,253 shares issued and outstanding as of December 31, 2002 and June 30, 2003, including accreted dividends	127,003	133,486

TRITON PCS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	June 30,
	2002	2003

	(unaudited)	(unaudited)
Stockholders’ deficit:
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2002 and June 30, 2003	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2002 and June 30, 2003	—	—
Series D Convertible Preferred Stock, $0.01 par value, 16,000,000 shares authorized; 543,683 shares issued and outstanding as of December 31, 2002 and June 30, 2003	5	5
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 60,518,754 shares issued and 60,289,166 shares outstanding as of December 31, 2002 and 61,455,475 shares issued and 60,917,423 shares outstanding as of June 30, 2003	603	609
Class B Non-voting Common Stock, $.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2002 and June 30, 2003	79	79
Additional paid-in capital	615,587	600,500
Accumulated deficit	(722,075)	(818,274)
Accumulated other comprehensive loss	(5,459)	—
Deferred compensation	(74,554)	(48,393)
Class A Common Stock held in treasury, at cost (229,588 and 538,052, respectively)	(1,375)	(1,375)

Total stockholders’ deficit	(187,189)	(266,849)

Total liabilities and stockholders’ deficit	$1,617,571	$1,641,232

TRITON PCS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Six Months
	Ended
	June 30,

	2002	2003

	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	($81,408)	($96,199)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	64,636	72,368
Accretion of interest	26,061	19,516
Loss on equity investment	897	875
Bad debt expense	5,823	4,273
Non-cash compensation	10,608	17,506
Deferred income taxes	19,351	5,083
Loss on debt extinguishment	—	34,080
(Gain) loss on derivative instruments	(773)	2,023
Change in operating assets and liabilities:
Accounts receivable	(24,460)	(3,118)
Inventory	6,724	12,011
Prepaid expenses and other current assets	(2,886)	(4,995)
Intangible and other assets	301	(817)
Accounts payable	1,352	3,947
Accrued payroll and liabilities	(1,963)	(3,551)
Deferred revenue	4,059	2,828
Accrued interest	411	2,384
Other liabilities	(1,709)	3,001

Net cash provided by operating activities	27,024	71,215
Cash flows from investing activities:
Capital expenditures	(64,890)	(45,748)
Investment in and advances to non-consolidated entity	(9,697)	(875)
Repayments from non-consolidated entity	28,180	58
Proceeds from sale of property and equipment, net	138	725
Acquisition of FCC licenses	(21,307)	(28,330)
Other	(20)	—

Net cash used in investing activities	(67,596)	(74,170)
Cash flows from financing activities:
Proceeds from issuance of senior debt, net of discount	—	710,500
Payments under credit facility	(6,250)	(207,961)
Payments of subordinated debt	—	(408,591)
Payment of debt extinguishment costs	—	(25,502)
Change in bank overdraft	(1,348)	(9,229)
Contributions under employee stock purchase plan	534	57
Payment of deferred financing costs	(1,450)	(2,221)
Extinguishment of interest rate swaps	—	(20,383)
Principal payments under capital lease obligations	(1,075)	(1,044)

Net cash (used in) provided by financing activities	(9,589)	35,626

Net (decrease) increase in cash and cash equivalents	(50,161)	32,671
Cash and cash equivalents, beginning of period	371,088	212,450

Cash and cash equivalents, end of period	$320,927	$245,121

Non-cash investing and financing activities:
Capital expenditures included in accounts payable	$8,123	$7,379
Deferred stock compensation	4,362	(8,655)
Change in fair value of derivative instruments acting as hedges	(762)	(1,429)
FCC license acquisition through retirement of note receivable	—	71,961

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,

Adjusted EBITDA	2002	2003	2002	2003

	(Dollars in thousands)
Net cash provided by operating activities	$20,793	$36,195	$27,024	$71,215
Change in operating assets and liabilities	6,476	(1,310)	18,171	(11,690)
Deferred income taxes	(1,906)	(2,575)	(19,351)	(5,083)
Interest expense	36,134	37,414	71,316	74,925
Accretion of interest	(13,258)	(5,264)	(26,061)	(19,516)
Interest and other income	(1,687)	(696)	(3,430)	(1,292)
Bad debt expense	(3,276)	(1,757)	(5,823)	(4,273)
Other expense	9	—	16	—
Income tax expense	2,700	2,974	20,145	6,018

Adjusted EBITDA	$45,985	$64,981	$82,007	$110,304

The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by operating activities. Adjusted EBITDA can also be calculated as net loss plus interest expense, income taxes, depreciation and amortization adjusted for other expense (which was exclusively non-cash), non-cash compensation and debt extinguishment costs (which were not indicative of our on-going cash flows from operations). We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA also is considered by many financial analysts to be a meaningful indicator of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,

Average revenue per user (ARPU)	2002	2003	2002	2003

	(Dollars in thousands, except ARPU)
Service revenue	$128,226	$145,839	$243,759	$279,346
Subscriber retention credits	1,713	1,857	3,174	4,163

Adjusted service revenue	$129,939	$147,696	$246,933	$283,509

Average subscribers	741,362	871,170	721,894	858,539
ARPU	$58.42	$56.51	$57.01	$55.04

We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and to assist in forecasting our future billable service revenue. ARPU excludes service revenue credits made to retain existing subscribers, as these are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits, therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. ARPU is calculated by dividing service revenue, excluding service revenue credits made to existing subscribers, by our average subscriber base for the respective period.

	Three Months Ended June 30,		Six Months Ended June 30,
ARPU, plus roaming revenue less
subscriber retention costs	2002	2003	2002	2003

	(Dollars in thousands, except ARPU)
Service revenue	$128,226	$145,839	$243,759	$279,346
Roaming revenue	45,508	49,323	80,634	92,094

Service and roaming revenue	$173,734	$195,162	$324,393	$371,440

Average subscribers	741,362	871,170	721,894	858,539
ARPU, plus roaming revenue less subscriber retention credits	$78.11	$74.67	$74.89	$72.11

We believe ARPU, plus roaming revenue less subscriber retention credits, which calculates the average service and roaming revenue per subscriber, is a useful measure to assist in forecasting our future service and roaming revenue. This measure also provides a gauge to compare our service and roaming revenue to that of other wireless communications providers that may have significantly more or less subscribers and, therefore, more or less revenue on an aggregate basis. In addition, this metric minus cash costs per user, or CCPU, is an indicator of net cash flows generated on a per subscriber basis.

	Three Months Ended June 30,		Six Months Ended June 30,

CCPU and CPGA	2002	2003	2002	2003

	(Dollars in thousands, except CCPU, CPGA)
Cost of service	$52,926	$61,432	$100,808	$119,433
General and administrative expense	35,414	33,303	68,423	66,330
Total cost of equipment — transactions with existing subscribers	2,127	3,158	3,202	6,696

CCPU operating expenses	90,467	97,893	172,433	192,459

Selling expense (1)	26,505	23,412	50,150	49,616
Total cost of equipment — transactions with new subscribers (1)	20,055	19,989	35,120	40,202

CPGA operating expenses	46,560	43,401	85,270	89,818
Termination benefits and other related expenses	—	195	—	2,350
Non-cash compensation	5,260	12,268	10,608	17,506
Depreciation	31,974	35,774	62,094	70,298
Amortization	1,277	941	2,542	2,070

Total operating expenses	$175,538	$190,472	$332,947	$374,501

CCPU operating expenses (from above)	$90,467	$97,893	$172,433	$192,459
Equipment revenue — transactions with existing subscribers	(9)	(120)	(13)	(499)

CCPU costs, net	$90,458	$97,773	$172,420	$191,960
Average subscribers	741,362	871,170	721,894	858,539
CCPU	$40.67	$37.41	$39.81	$37.26

CPGA operating expenses (from above)	$46,560	$43,401	$85,270	$89,818
Equipment revenue — transactions with new subscribers	(9,269)	(11,188)	(15,304)	(22,992)

CPGA costs, net	$37,291	$32,213	$69,966	$66,826
Gross subscriber additions	89,142	73,150	162,354	158,450
CPGA	$418	$440	$431	$422

We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation, amortization, non-cash compensation, termination benefits and related charges and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for year-to-date periods, average subscribers is calculated by adding the average subscriber amounts calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenues) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. We believe CPGA is a useful measure that quantifies the incremental costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communications providers.